EXHIBIT 10.5

                      SHAREHOLDERS' AGREEMENT

THIS SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into this 14th day of August, 1998, by and among Future
Petroleum Corporation, a Utah corporation ("Future"), B. Carl Price, a Texas resident ("Price"), Don Wm. Reynolds, a Texas resident
("Reynolds"), Energy Capital Investment Company PLC, an English investment company ("Energy PLC"), EnCap Equity 1994 Limited
Partnership, a Texas limited partnership ("EnCap LP"), and Bargo Energy Resources, Ltd., a Texas limited partnership ("Bargo").

RECITALS:

A. Price, Reynolds, Energy PLC and EnCap LP are currently shareholders in Future.

B. As of even date herewith, Bargo is being issued shares of common stock of Future, $0.01 par value per share ("Common Stock"), in connection with the consummation of a merger of a wholly-owned subsidiary of Bargo into and with a wholly-owned subsidiary of Future pursuant to that certain Agreement and Plan of Merger dated as of August 14, 1998, by and among Bargo, SCL-Cal Company, a Texas corporation, Future and Future CAL-TEX Corporation, a Texas corporation.

C. As of even date herewith, Energy PLC and EnCap LP are being issued additional shares of Common Stock in consideration of their agreement to subordinate certain indebtedness owed to them by Future to a new senior credit facility.

D. The parties hereto deem it in their mutual best interests to make the agreements contained herein.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual agreements contained herein, the sufficiency of which is hereby acknowledged and confirmed, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.     Definitions.

     (a) The following defined terms shall have the respective meanings assigned to them below:

(i) "Affiliate" shall mean, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, the term "control," when used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall meanings correlative to the foregoing.

(ii) "Bargo Group" shall mean Bargo and any transferee of a member of the Bargo Group that executes or is required to execute an Addendum Agreement.

(iii) "Designated Nominee" shall mean a person designated by a Subject Shareholder as a nominee for election to Future's
Board of Directors.

(iv) "EnCap Group" shall mean Energy PLC, EnCap LP and any transferee of a member of the EnCap Group that executes or is required to execute an Addendum Agreement.

(v) "Market Price" of the Common Stock means the average closing prices of the Common Stock for the ten trading days preceding an Offering Notice under Section 4(b) over the principal securities exchange in which the Common Stock is traded or, if not traded on an exchange, the average closing price for ten trading days preceding such Offering Notice as reported on the NASDAQ NMS, or if not traded on an exchange or the NASDAQ NMS, the average of the closing bid and asked prices of the Common Stock for such ten day period.

(vi) "Other Shareholder" shall mean, when used with respect to a Subject Shareholder, the other Subject Shareholders.

(vii) "Price Group" shall mean Price, Reynolds and any transferee of a member of the Price Group that executes or is required to execute an Addendum Agreement.

(viii) "Purchase Price" means, for purposes of Section 4, an amount stated in dollars equal to the total value of a bona fide written offer from a person to purchase shares of Common Stock from a Shareholder determined as follows: (i) cash payable at closing shall be valued at the amount thereof, (ii) a security trading on a public market and for which published trading prices are readily available shall be valued at its closing sales price (or if a sales price is not available, at the average of its closing bid and asked prices) on the last business day preceding the date of the first Offering Notice with respect to such offer, and (iii) a security not described in clause (ii) or other prop-erty, including cash payable in one or more installments after closing, shall be valued at its fair market value on the last business day preceding the date of the first Offering Notice with respect to such offer as determined at the option of the Selling Shareholder (as defined in Section 4) either (a) by a qualified independent third party appraiser (the expense of which shall be paid by the Company) or (b) in good faith by the Board of Directors of the Company (excluding any member of the Board who is a director, officer or shareholder of the Selling Shareholder or who has the right to purchase Common Stock under this Agreement) but only if all of such Board members agree to accept the assignment to make such determination.

(ix)     "Shareholders" shall mean Bargo, Energy PLC, EnCap
LP, Price, Reynolds and any person who executes or is required to execute an Addendum Agreement (attached hereto as Exhibit "A") with respect to the Common Stock.

(x)     "Subject Shareholder" shall mean either the (i) Price
Group, (ii) EnCap Group or (iii) Bargo Group.

(xi) "Total Voting Power" shall mean the aggregate number of votes which may be cast by holders of outstanding Voting
Securities.

(xii) "Voting Securities" shall mean Common Stock and any other securities of Future entitled to vote generally for the election of directors of Future.

Section 2.     Agreement Regarding Board Representation.

(a)     The Price Group shall have three Designated Nominees, the
EnCap Group shall have two Designated Nominees and the Bargo Group shall have two Designated Nominees.

(b) Each Shareholder agrees (i) to use its reasonable best efforts to cause Future's Board of Directors to be composed of seven members, (ii) to use its reasonable best efforts to cause Future to nominate or cause to be nominated to the Future Board of Directors the Designated Nominees of the Other Shareholders and (iii) to vote or cause to be voted all Voting Securities beneficially owned by such Shareholder in favor of the election of the Designated Nominees of the Other Shareholders to Future's Board of Directors. For purposes of this Agreement, "beneficial ownership" or "beneficially own" shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(c) In the event of the death, incapacity, resignation or removal of a Subject Shareholder's Designated Nominee preventing his or her serving on Future's Board of Directors, each Shareholder will promptly cause the election or appointment of another Designated Nominee of such Subject Shareholder to fill the vacancy created thereby.

(d)     Each Shareholder agrees to cause a designee of the Bargo
Group to be elected Chairman of the Board of Directors of Future.  Tim
J. Goff shall serve as the Bargo Group's initial designee. In the event Mr. Goff no longer serves as the Bargo Group's designee, the Bargo Group agrees that all of its subsequent replacement designees as Chairman of the Board of Directors shall be subject to the prior approval of a majority of the Board of Directors of Future, which approval shall not be unreasonably withheld, and if a replacement designee is not so approved, the Bargo Group shall designate another designee acceptable to Future's Board of Directors.

Section 3.     Tag Along Rights.

(a)     If any Shareholder (for purposes of this Section 3, a
"Selling Shareholder") proposes to sell, dispose of or otherwise transfer any shares (whether currently owned or hereafter acquired) of Common Stock (the shares of Common Stock proposed to be transferred being called the "Subject Shares") other than pursuant to an Exempt Transfer (as defined below), the Selling Shareholder shall refrain from effecting such transaction unless, prior to the consummation thereof, the Shareholders other than the Selling Shareholder (the "Tag Along Shareholders"), shall have been afforded the opportunity to join in such sale on the basis hereinafter described. Each of the Shareholders agrees not to transfer any shares of Common Stock indirectly in a manner that would be inconsistent with the essential intent of this Section 3.

(b) Not less than 30 nor more than 120 days prior to the consummation of any proposed sale, disposition or transfer of the Subject Shares, the Selling Shareholder shall notify, or cause to be notified, each Tag Along Shareholder in writing of each such proposed transfer. Such notice ("Sale Notice") shall set forth: (i) the name of the transferor (the "Proposed Purchaser") and the number of Subject Shares proposed to be transferred, (ii) the name and address of the Proposed Purchaser, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such Proposed Purchaser and (iv) that the Proposed Purchaser has been informed of the tag along right provided for in this Section 3 and has agreed to purchase shares of Common Stock owned by such Tag Along Shareholder in accordance with the terms hereof. The tag along right may be exercised by any Tag Along Shareholder by delivery of a written notice to the Selling Shareholder proposing to sell the Subject Shares (the "Tag-Along Notice") within 30 days following its receipt of the notice specified above. The Tag-Along Notice shall state the amount of shares of Common Stock (the "Tag-Along Shares") that such Tag-Along Shareholder proposes to include in such transfer to the Proposed Purchaser. If no Tag-Along Notice is received during the 30-day period referred to above (or if such Notices do not cover all the Subject Shares proposed to be transferred), the Selling Shareholder shall have the right, for a 90-day period after the expiration of the 30-day period referred to above, to transfer the Subject Shares specified in the Tag-Along Notice (or the remaining Subject Shares) on terms and conditions no more favorable than those stated in the Tag-Along Notice and in accordance with the provisions of this Section 3.

(c) In the event that the number of shares of Common Stock that the Selling and Tag Along Shareholders propose to sell is greater than the number of shares of Common Stock that the Proposed Purchaser proposes to buy, each such Shareholder (a "Participating Shareholder") shall be permitted to sell the total number of shares of Common Stock that the Proposed Purchaser agrees to purchase multiplied by the Pro Rata Percentage (as defined) attributable to such Participating Shareholder, unless otherwise agreed by all of the Participating Shareholders. The Pro Rata Percentage shall mean a percentage equal to X divided by Y, where "X" is equal to the number of issued and outstanding shares of Common Stock currently held by such Participating Shareholder, and where "Y" is equal to the aggregate number of shares of Common Stock then owned by all of the Participating Shareholders.

(d) Any such purchase shall be made on the same price and other terms and conditions as the Proposed Purchaser has offered with respect to the Subject Shares. In the event that the Proposed Purchaser does not purchase the Tag-Along Shares from the Tag Along Shareholders on the same terms and conditions as specified in the Sale Notice, then the Selling Shareholder shall not be permitted to sell any Subject Shares to the Proposed Purchaser in the proposed transfer. The closing of any purchase from the Tag Along Shareholders shall occur contemporaneously with the purchase and sale of the Subject Shares or at such other time as such Tag-Along Shareholder and the Proposed Purchaser shall agree.

(e) As used herein, the term "Exempt Transfer" shall mean any sale, disposition or transfer of the Subject Shares to be effected (i) through a registration of such shares under the Securities Act of 1933, as amended (the "Securities Act"), (ii) pursuant to and in compliance with Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, or (iii) transfers by a Selling Shareholder to any person who is a partner or equity holder of such Selling Shareholder, a successor of, or an entity all of the equity interests of which are directly or indirectly owned by, the Selling Shareholder or an Affiliate of the Selling Shareholder; provided that no transfer pursuant to (iii) above shall be an Exempt Transfer unless the transferee agrees in writing to be bound by this Agreement and executes an Addendum Agreement hereto.

(f) The provisions of this Section 3 shall not apply to any bona fide charge, pledge or mortgage by any Shareholder of any shares of Common Stock owned or held by it or its rights under this Agreement; provided that any disposition of any such shares of Common Stock after foreclosure of such charge, pledge or mortgage shall be governed by the provisions of this Agreement, and the purchaser or purchasers of the shares shall have entered into an Addendum Agreement with Future and the other Shareholders.

Section 4.     Right of First Refusal.

(a) No Shareholder may sell, transfer or dispose of any shares (whether currently owned or hereafter acquired) of Common Stock except in compliance with this Section 4. If any Shareholder desires to dispose of any shares of Common Stock owned or held by it pursuant to a bona fide offer (other than in an Exempt Transfer), such Shareholder (for purposes of this Section 4, a "Selling Shareholder") shall offer such shares for sale at the Purchase Price to the other Shareholders, all in accordance with the following provisions of this Section 4.

          (i) The Selling Shareholder shall deliver a written notice ("Offering Notice") to the other Shareholders, and within 30 days from the receipt of such Offering Notice, the other Shareholders shall deliver written notice ("Reply Notice") to the Selling Shareholder. If by their Reply Notice the other Shareholders accept the offer of the Selling Shareholder, such Reply Notice shall constitute an agreement binding upon the Selling Shareholder and the other Shareholders to sell and purchase the offered shares at the Purchase Price. Once the Offering Notice is delivered, the offer by the Selling Shareholder may not be withdrawn prior to the expiration of the option of the other Shareholders, as provided in this Section 4.

          (ii) Any dispute concerning the calculation of the Purchase Price shall be resolved by the Board of Directors of the Company, excluding any member of the Board who is, or is a director, officer, partner or stockholder of, the Selling Shareholder or who has a right to purchase stock from the Selling Shareholder in the transaction for which the Purchase Price is being determined; provided that if all directors are excluded pursuant to the foregoing, such disputes shall be submitted to binding arbitration as provided in Exhibit B. The Purchase Price shall be paid in cash at the closing.

          (iii) If the other Shareholders do not accept an offer of the Selling Shareholder pursuant to the foregoing provisions of this Section 4 the Selling Shareholder shall be freed and discharged, except as herein stated, from all obligations under the terms of this Agreement other than to sell the offered shares to the purchaser and at the price and upon the terms stated in the Offering Notice given by the Selling Shareholder pursuant to this
Section 4, but only if such sale shall be completed within a period of ninety days from the date of delivery of the Offering
Notice to the other Shareholders. If the Selling Shareholder does not complete such sale within such ninety-day period, all the provisions of this Agreement, including the provisions of this
Section 4, shall apply to any future sale or offer for sale of such shares of Common Stock owned by the Selling Shareholder.

(b) Upon any involuntary disposition of a Shareholder's shares of Common Stock, such Shareholder or its representative shall send notice thereof, disclosing in full to the Company and the other Shareholders the nature and details of such involuntary disposition and offer such shares for sale at the Market Price of Common Stock to the other Shareholders, all in accordance with the following provisions of this Section 4. As used in this Section 4(b), the term "Selling Shareholder" shall mean such Shareholder or its representative, as the case may be.

          (i) The Selling Shareholder shall deliver an Offering Notice to the other Shareholders. Each of the other Shareholders shall have 30 days from the receipt of their respective Offering Notice to deliver a Reply Notice to the Selling Shareholder. If by their Reply Notice the other Shareholders accept the offer of the Selling Shareholder, such Reply Notice shall constitute an agreement binding upon the Selling Shareholder and the other Shareholders to sell and purchase the offered shares at the price and upon the terms stated in the Offering Notice of the Selling Shareholder.

          (ii) In connection with any purchase and sale of shares of Common Stock pursuant to paragraph (i) of this Section 4(b), the purchaser or purchasers shall pay the purchase price for the shares in cash at the closing.

          (iii) If the Shareholders do not accept the offer of the Selling Shareholder pursuant to the foregoing provisions of this
Section 4(b), the Selling Shareholder shall be freed and discharged from all obligations under the terms of this Agreement except to dispose of the offered shares by involuntary disposition but only if the transferee under any such disposition shall have entered into and Addendum Agreement with the Company and the other Shareholders. If such involuntary disposition is not effected, all the provisions of this Agreement, including the provisions of this Section 4, shall apply to any future involuntary disposition of such shares of Common Stock owned by the Selling Shareholder.

(c) The provisions of this Section 4 shall not apply to any bona fide charge, pledge or mortgage by any Shareholder of any shares of Common Stock owned or held by it or its rights under this Agreement; provided that any disposition of any such shares of Common Stock after foreclosure of such charge, pledge or mortgage shall be governed by the provisions of this Agreement, and the purchaser or purchasers of the shares shall have entered into an Addendum Agreement with Future and the other Shareholders.


Section 5.     Representations and Warranties of Shareholders.

     Each Shareholder hereby represents and warrants to the other
Shareholders as follows:

(a) As of the date hereof, such Shareholder is the record and beneficial owner of the number of shares of Common Stock set forth opposite its name in the attached Exhibit 4(a).

(b) Such Shareholder, if not a natural person, is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(c) Such Shareholder has full power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

(d) The execution, delivery, and performance by such Shareholder of this Agreement do not and will not (i) if not a natural person, be in contravention of or violate any provision of its charter or other governing documents, as amended to the date hereof, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of its properties may be bound or (iii) violate any applicable law, rule or regulation binding upon such Shareholder.

(e) No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by such Shareholder in connection with the execution, delivery, or performance by such Shareholder of this Agreement.

Section 6.     Survival of Provisions.

     All representations, warranties and covenants made by each party hereto in this Agreement or any other document contemplated hereby shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement or such other document, regardless of any investigation made by or on behalf of any such party.

Section 7.     Entire Agreement.

This Agreement and the other documents contemplated hereunder contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter, including, without limitation that certain Voting Agreement dated November 25, 1997, by and between Future, Energy PLC, EnCap LP, Carl Price and Don Wm. Reynolds and that certain Purchase and Sale Agreement dated November 25, 1997, by and among Future, Energy PLC, EnCap LP and Gecko Booty 1994 I Limited Partnership. Neither Future nor any Shareholder shall be a party to any agreement involving any holder of capital stock of Future, as such, unless Future and all such Shareholders are also parties to that agreement, except with the written consent of Future and all such Shareholders who are not parties to such an agreement.

Section 8.     Amendments.

This Agreement may be amended, modified, supplemented, restated or discharged only by an instrument in writing signed by each of the Subject Shareholders hereto. For purposes of this section, a Subject Shareholder shall be deemed to have properly executed an amendment hereto upon the consent of the holders of a majority of the then outstanding Voting Securities held by the members of such Subject Shareholder.


Section 9.     Notices.

     All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

If to Bargo:               c/o Bargo Energy Company
                           700 Louisiana, Suite 3700
                           Houston, Texas 77002
                           Attention:  Tim J. Goff
                           Fax No.:  713-236-9799

If to B. Carl Price or Don Wm. Reynolds:
                           c/o Future Petroleum Corporation
                           2351 West Northwest Highway
                           Suite 2130
                           Dallas, Texas 75220
                           Attention:  Carl Price
                           Fax No.:  214-350-8382

If to Energy PLC or EnCap LP:
                          c/o EnCap Investments, L.C.
                          1100 Louisiana, Suite 3150
                          Houston, Texas  77002
                          Attention: Gary R. Petersen or Colin Nisbeth
                          Fax No.:  713-659-6130

and shall be considered delivered on the date of receipt. A Shareholder may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other Shareholders, in the manner provided in this Section, at least ten
(10) days prior to the effective date of such change of address.

     Any party hereto may designate a different address by notice to the other parties.

Section 10.     Termination.

     This Agreement shall terminate upon the earlier of (i) the written consent of each of the Shareholders, (ii) when the Shareholders collectively hold an aggregate of less than 30%, or when, with respect to a Subject Shareholder, such Subject Shareholder owns less than 5% of the issued and outstanding shares of Common Stock (and this Agreement shall be terminated solely with respect to such Subject Shareholder but shall remain in effect as to those Subject Shareholders owning 5% or more of the issued and outstanding shares of Common Stock).

Section 11.     Power of Attorney.

     For the purpose of executing an Addendum Agreement, all the Shareholders hereby appoint Future as their agent and attorney to execute such Addendum Agreement on their behalf and expressly bind themselves to the Addendum Agreement by Future's execution of that Agreement without further action on their part.

Section 12.     No Waiver.

The failure of any party hereto to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

Section 13.     Choice of Law.

This Agreement shall be governed by the laws of the State of Utah.

Section 14.     Successors and Assigns.

This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 15.     References and Construction.

(a) For purposes of this Agreement, whenever any Shareholder is required to offer shares of Common Stock to the other Shareholders pursuant to this Agreement, such offer shall be deemed to be made to the other Shareholders pro rata in accordance with their respective holdings of shares of Common Stock at the time of the offer, or in such other proportions as may be agreed upon by all Shareholders electing to accept the offer who, pursuant to this agreement, would purchase more or less than their pro rata share. Except as may otherwise be agreed, each member of the group to whom such shares are so offered shall have the right to purchase that proportion of the number of such offered shares that the number of shares of Common Stock owned by such member bears to the total number of shares of Common Stock owned by the members of the group electing to accept the offer.

(b) The provisions of Sections 3 and 4 shall not apply to transactions between members of a group, so that transactions between members of the Price Group shall not be subject to Sections 3 and 4, transactions between members of the EnCap Group shall not be subject to Sections 3 and 4 and transactions between members of the Bargo Group shall not be subject to Sections 3 and 4 and any shares transferred pursuant to such transactions shall remain subject to this Agreement. The parties hereto consent to the pledge of shares of Common Stock pursuant to those certain Pledge Agreements (stock) by Bargo, Energy PLC and EnCap LP, B. Carl Price and Don Wm. Reynolds, respectively, in favor of Bank of America National Trust and Savings Association and agree that Sections 3 and 4 hereof shall not be applicable to such pledges or any foreclosures or resales thereunder.

(c) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

(d) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

(e)     The words "this Agreement", "this instrument", "herein",
"hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(f) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

(g) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

(h) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

(i) The word "or" is not exclusive and the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

(j) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

(k) All references herein to "$" or "dollars" shall refer to U.S. Dollars.

Section 16.     Endorsements.

The certificate or certificates representing the Voting Securities now owned or hereafter acquired by the Shareholders shall have conspicuously stamped, printed, or typed on the face or back thereof a legend substantially in the following form:

"The shares represented hereby are subject to that certain Shareholders' Agreement dated as of August 14, 1998, by and among the Company, B. Carl Price, Don Wm. Reynolds, Energy Capital Investment Company PLC, and EnCap Equity 1994 Limited Partnership and Bargo Energy Resources, Ltd. A copy of the Shareholders' Agreement and all applicable amendments thereto will be furnished by the Company to the holder hereof without charge upon written request to the Company at its principal place of business or registered office."

Section 17.     Specific Performance.

Each of the parties hereto recognizes that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any nonbreaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

Section 18.     Counterparts.

This Agreement may be executed in multiple counterparts, with each such counterpart constituting an original and all of such counterparts constituting but one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

FUTURE PETROLEUM CORPORATION


By: /s/ B. Carl Price
     Name:     B. Carl Price
     Title:     President



Name: B. Carl Price



Don Wm. Reynolds


ENCAP EQUITY 1994 LIMITED PARTNERSHIP

By: EnCap Investments L.C., General
Partner


By: /s/ Gary R. Petersen
Name:     Gary R. Petersen
Title:     Managing Director


ENERGY CAPITAL INVESTMENT
COMPANY PLC


By: Gary R. Petersen
Name: Gary R. Petersen
Title: Director


BARGO ENERGY RESOURCES, LTD.

By:     Bargo Operating Company, Inc.,
General Partner


By:
Name:     Tim J. Goff
Title:     President


                      EXHIBIT 4(a)

Shareholder                               Number of Shares of Common Stock

B. Carl Price                             1,089,149
Don Wm. Reynolds                          753,362
Energy Capital Investment Company PLC     2,269,886
EnCap Equity 1994 Limited Partnership     2,424,973
Bargo Energy Resources, Ltd.              4,694,859



                      EXHIBIT A

                  ADDENDUM AGREEMENT


     Addendum Agreement made this _____ day of _____________, ____, by and between ____________________________________________ (the "New
Shareholder") and Future Petroleum Corporation, a Utah corporation (the "Company"), and the other shareholders (the "Shareholders") of the Company, who are parties to that certain Shareholders' Agreement dated August 14, 1998 (the "Agreement"), between the Company and the Shareholders.
     W I T N E S E T H:
          WHEREAS, the Company and the Shareholders entered into the Agreement to impose certain restrictions and obligations upon themselves and the shares of Common Stock, $0.01 par value, of the Company held by them (the "Shares");
          WHEREAS, the New Shareholder is desirous of becoming a shareholder of the Company; and
          WHEREAS, the Company and the Shareholders have required in the Agreement that in certain circumstances certain persons being offered Shares must enter into an Addendum Agreement binding the New Shareholder to the Agreement to the same extent as if it was an original party thereto, so as to promote the mutual interests of the Company, the Shareholders and the New Shareholders by imposing the same restrictions and obligations on the New Shareholder and the shares of Common Stock to be acquired by it as were imposed upon the Shareholders under the Agreement,
          NOW, THEREFORE, in consideration of the mutual promises of the parties, and as a condition of the purchase of the shares of Common Stock in the Company, the New Shareholder acknowledges that it has read the Agreement. The New Shareholder shall be bound by, and shall have the benefit of, all the terms and conditions set out in the Agreement to the same extent as if it was a "Shareholder" as defined in the Agreement. This Addendum Agreement shall be attached to and become a part of the Agreement.
                                   ______________________________
                                          New Shareholder


                                   By____________________________

                                   Address for notices under
                                   Section 9 of Agreement:

                                   ______________________________
                                   ______________________________
                                   ______________________________


                          EXHIBIT B


                          ARBITRATION


     In the event that a dispute or controversy as described in Section 3 should arise, such dispute or controversy shall be settled in arbitration in Houston, Texas and for this purpose each of the parties hereby expressly consents to such arbitration in such place. In the event the parties cannot mutually agree upon an arbitrator to settle their dispute or controversy, each party to the dispute shall select one arbitrator. In the event that there are only two parties to the dispute, the arbitrators selected by each party shall select a third arbitrator. The decision of said arbitrators shall be binding upon the parties for all purposes. If any party fails to select an arbitrator within 15 days after written demand from the other party or parties to do so, or if, in the event that there are only two parties to the dispute, the two arbitrators selected fail to select a third arbitrator within 15 days after the last of such selected arbitrators is appointed, such other arbitrator or arbitrators shall be selected pursuant to the then existing rules and regulations of the American Arbitration Association. Such arbitration shall be conducted in accordance with the then existing rules and regulations of the American Arbitration Association to the extent such rules and regulations are not inconsistent with this Agreement. The expense of each arbitrator shall be borne by the party selecting the arbitrator. The expense of any third arbitrator shall be borne equally by the two parties to the dispute or controversy. For purposes hereof, in the case of a dispute or controversy where the Offering Notice was submitted by, or the transaction otherwise involves, more than one Selling Shareholder, all such Selling Shareholders shall collectively constitute a single party. Likewise, where the transaction involves more than one purchasing Shareholder, all such purchasing Shareholders shall constitute a single party.